HEAT 2004-4
FOR INTERNAL DISTRIBUTION ONLY

Prepayment Speed	Pricing	Pricing
Losses	Straight CDR	Straight CDR
Loss Severity	35%	35%
Lag	12 Months	12 Months
LIBOR	Forward	Forward + 200
Optional Redemption	N	N
Triggers Fail	Y	Y

Class B-4
Principal Writedown	0.00%	0.00%
BE CDR*	6.9%	4.7%
Cum Loss	6.6%	4.8%
Cum Default	18.7%	13.4%

*BE CDR = The highest CDR where the principal balance of the B-4 class is not written down.

100% PPC - Fixed = 4.60% CPR in month1, increasing by approximately 1.6727% CPR per month to 23% CPR in month 12, and remaining at 23% CPR thereafter.

100% PPC - ARMs = 27% CPR in month 1 and remaining at 27% CPR thereafter.